UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2006

Millstream II Acquisition Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51065	20-1665695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Devon Park Drive, Building 400
Wayne, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 293-2511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒      Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

STOCKHOLDERS OF MILLSTREAM II AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, MILLSTREAM II'S PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH MILLSTREAM II'S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE PROXY STATEMENTS WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ MILLSTREAM II'S FINAL PROSPECTUS, DATED DECEMBER 17, 2004, FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF THE MILLSTREAM II OFFICERS AND DIRECTORS AND OF EARLYBIRDCAPITAL, INC. ("EBC"), THE MANAGING UNDERWRITER OF MILLSTREAM II'S INITIAL PUBLIC OFFERING ("IPO"), AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THIS BUSINESS COMBINATION. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE MERGER. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: MILLSTREAM II ACQUISITION CORPORATION, 435 DEVON PARK DRIVE, BUILDING 400, WAYNE, PENNSYLVANIA 19087. THE PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT, ONCE AVAILABLE, AND THE FINAL PROSPECTUS CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION'S INTERNET SITE (HTTP://WWW.SEC.GOV).

Item 1.01 Entry into a Material Definitive Agreement

On November 15, 2006, Millstream II Acquisition Corporation entered into an amendment to the merger agreement with its wholly owned subsidiary Millstream II Merger Sub, Inc. and Specialty Surfaces International, Inc. d/b/a Sprinturf under which Sprinturf will merge with and into Millstream II Merger Sub, Inc. and become a wholly owned subsidiary of Millstream II.

Pursuant to the amendment, Sprinturf’s sole shareholder has agreed to reduce the consideration she would receive in the transaction from 4,166,667 shares of the common stock of Millstream II and cash consideration of $10,000,000 at closing to 1,500,000 shares of the common stock of Millstream II and $8,000,000 at closing. In addition, Sprinturf’s sole shareholder will no longer be eligible to receive the additional cash consideration of up to $2,000,000, which she would have been entitled to under the original terms of the merger agreement, if the closing price of the Millstream II common stock was below $6.00 per share at closing. Sprinturf’s shareholder will be entitled to a receive an earnout of no more than $2,000,000 and 2,000,000 shares of common stock of Millstream II based on Sprinturf achieving certain minimum financial targets for the fiscal years ending December 31, 2007 and 2008. Sprinturf’s sole shareholder will begin to earn the additional consideration if operating income plus depreciation and amortization minus adjustments for certain additional items (“Adjusted EBITDA”) is at least $4,600,000 for the fiscal year ending December 31, 2007. Sprinturf’s sole shareholder will earn the additional consideration ratably between $4,600,000 and $6,000,000 of Adjusted EBITDA. If Sprinturf’ sole shareholder does not earn all the earnout consideration in 2007, she can unearned amount of consideration in the fiscal year ending December 31, 2008 if Adjusted EBITDA is in excess of $6,500,000. Sprinturf’s sole shareholder will earn the additional consideration ratably from $6,500,000 and $8,500,000 in Adjusted EBITDA. Amounts earned by Sprinturf sole shareholder will first be paid in cash up to a maximum of $2,000,000, with the remainder of the earnout paid in common stock of Millstream II up to a maximum of 2,000,000 shares. Under the terms of the amendment, Sprinturf’s shareholder will continue to have the right to earn an amount of additional cash equal to 2% of the increase in Sprinturf’s annual net sales for the fiscal years ended December 31, 2007, 2008 and 2009 over Sprinturf’s net sales for the immediately preceding fiscal year not to exceed $600,000 per annum.

In connection with the amendment of the merger agreement, the parties have also signed an amendment to the registration rights agreement. The amendment to the registration rights agreement provides that Sprinturf’s sole shareholder agrees not to sell any of the Millstream II shares she will receive until the six-month anniversary of the closing of the merger or the relevant issue date of the Millstream II in the case of common stock issued pursuant to the terms of the earnout described above. In each of the succeeding three six-month periods, Sprinturf’s shareholder will not sell more than 25% of the shares she receives in the merger.

A copy of the press release announcing the execution of the definitive agreement is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibt No.	Exhibit Description

10.1	Amendment No. 1, dated November 15, 2006 among Millstream II Acquisition Corporation, Millstream Merger Sub, Inc. and Specialty Surfaces, Inc.

99.1	Press Release, dated November 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLSTREAM II ACQUISITION CORPORATION

Date: November 16, 2006	By: /s/ Arthur Spector
Name: Arthur Spector
Title: Chairman, Chief Executive Officer and President